BYLAWS OF ANTICLINE URANIUM INC.


                           ARTICLE I

                          Shareholders

     1.1 Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as properly may be submitted to such annual meeting, shall be held at the hour and on the date designated by the Board of Directors or an authorized committee of the Board of Directors, such date to be within 150 days of the end of the fiscal year.

     1.2 Special Meetings. Special meetings of the shareholders of the Corporation, for any purpose or purposes, shall be called at any time requested by a majority vote of the full Board of Directors, or an authorized committee of the Board of Directors, or by request of any person, group or entity representing more than 50% of the voting shares of the Company. Any special meeting requested by any person, group or entity representing more than 50% of the voting shares of the Company will designate a purpose, time that is not less than 20 days from the date received by the Company, and a place for the meeting, that is within 50 miles of the Company's Utah office. The Board of Directors will effect delivery of notice for such meeting to shareholders as described in 1.4 below.

     1.3 Place of Meetings. Meetings of shareholders called by the Officers or Directors of the Corporation, or an authorized committee of the Board, shall be held at such place within or without the State of Utah as determined by the Board of Directors, or an authorized committee of the Board, pursuant to proper notice.

     1.4 Notice of Meetings. Written or electronic notice of each shareholders' meeting stating the date, time, and place and, in case of a special meeting, the purpose(s) for which such meeting is called, shall be given by the Corporation not less than ten (10) days (unless a greater period of notice is required by law in a particular case) nor more than sixty (60) days prior to the date of the meeting, to each shareholder of record, to the shareholder's address as it appears on the current record of shareholders of the Corporation.

     1.5 Quorum of Shareholders. At any meeting of the shareholders, a majority in interest of all the shares entitled to vote on a matter, represented by shareholders of record in person or by proxy, shall constitute a quorum of that voting group for action on that matter.

     Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. At such reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

     If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which by express provision of applicable law, or of the Articles of Incorporation or of these Bylaws a different vote is required.

     1.6 Adjournment. A majority of the shares represented at the meeting, even if less than a quorum, may adjourn the meeting from time to time. At such reconvened meeting at which a quorum is present any business may be transacted at the meeting as originally notified. If a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if a new date, time, or place is announced at the meeting before adjournment; however, if a new record date for the adjourned meeting is or must be fixed in accordance with applicable law, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

     1.7 Record Date and Transfer Books. For the purpose of determining shareholders who are entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

     If no record date is fixed for such purposes, the date on which notice of the meeting is given or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date is fixed for the original meeting.

     1.8 Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make at least ten (10) days before each meeting of shareholders a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged by any applicable voting groups and in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder or any shareholder's agent during the whole time of the meeting for the purposes thereof.

     1.9 Proxies. Shareholders of record may vote at any meeting either in person or by proxy. A shareholder may appoint a proxy to vote for the shareholder by submission of (a) an appointment form signed by the shareholder or the shareholder's attorney-in-fact, or (b) an electronic transmission sent in accordance with the provisions for electronic notice under Section 3.3. An appointment of proxy is effective when an appointment form or an electronic transmission (or documentary evidence thereof, including verification information) is received by the person authorized to tabulate votes for the Corporation. The proxy has the same power to vote as that possessed by the shareholder, unless the appointment form or electronic transmission contains an express limitation on the power to vote or direction as to how to vote the shares on a particular matter, in which event the Corporation must tabulate the votes in a manner consistent with that limitation or direction. An appointment of proxy is valid for eleven (11) months unless a longer period is expressly provided in the appointment form or electronic transmission.

     1.10 Voting of shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     1.11   Voting of Shares by Certain Holders.   Shares standing in the
name of another corporation, partnership or unincorporated business trust may be voted by an officer, agent, partner or proxy holder as the bylaws, partnership agreement or trust declaration of such corporation, partnership or unincorporated business trust may prescribe, or, in the absence of such provision, as the Board of Directors, partners or trustees of such corporation, partnership or unincorporated business trust may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by them, either in person or by proxy, without a transfer of such shares into their name. Shares outstanding in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without a transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     1.12 Organization of Meeting. The officer designated by the Chief Executive Officer (or in the absence of a designation by the Chief Executive Officer, any other officer designated by the Board of Directors) may call any meeting of shareholders to order and shall be the Chairman thereof. The Secretary of the Corporation, if present at any meeting of its shareholders, shall act as the Secretary of such meeting. If the Secretary is absent from any such meeting, the Chairman of such meeting may appoint a Secretary for the meeting.

     1.13 Order of Business. The Chairman of a meeting of shareholders, determined in accordance with Section 1.10, shall have discretion to establish the order of business for such meeting subject to any specific order established by the Board of Directors.

     1.14 Advance Notice of Shareholder Proposals and Director Nominations. Shareholders may nominate one or more persons for election as directors at the annual meeting of shareholders or propose business to be brought before the annual meeting of shareholders, or both, only if (i) such business is a proper matter for shareholder action under applicable law (ii) the shareholder has given timely notice in proper written form of such shareholder's intent to make such nomination or nominations or to propose such business.

     To be timely, a shareholder's notice relating to the annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 or more than 180 days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of shareholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year's annual meeting, then notice by the shareholder to be timely must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made.

     To be in proper form a shareholder's notice to the Secretary shall be in writing and shall set forth (i) the name and address of the shareholder who intends to make the nomination(s) or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed, (ii) a representation that the shareholder is a holder of record of stock of the Corporation, that the shareholder intends to vote such stock at such meeting and, in the case of nomination of a director or directors, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) in the case of nomination of a director or directors, a description of all arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (iv) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors of the Corporation and (v) in the case of nomination of a director or directors, the consent of each nominee to serve as a director of the Corporation if so elected.

     The Chairman of a meeting of shareholders may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures. The business to be conducted at a special meeting of shareholders shall be limited to the business set forth in the notice of meeting sent by the Corporation.

     Notwithstanding the foregoing provisions of this Section 1.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations hereunder with respect to matters set forth in this Section 1.12. Nothing in this Section 1.12 shall affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or grant any shareholder a right to have any nominee included in the Corporation's proxy statement.

                           ARTICLE II

                       Board of Directors

     2.1 Number and Qualifications. The business affairs and property of the Corporation shall be managed by a Board of not less than one director, unless required by applicable law, nor more than eleven directors. The number of directors may at any time be increased or decreased by resolution of the Board of Directors or by the shareholders at the annual meeting. Directors need not be shareholders of the Corporation or residents of the State of Utah.

     2.2 Election - Term of Office. The directors shall be elected by the shareholders at each annual shareholders' meeting to hold office until the next annual meeting of the shareholders and until their respective successors are elected and qualified. If, for any reason, the directors shall not have been elected at any annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

     2.3 Regular Meetings. Meetings of the Board of Directors shall be held at such places, and at such times as the Board may determine, and, if so determined, no notice thereof need be given. A regular meeting of the Board of Directors may be held without notice immediately after the annual meeting of shareholders at the same place at which such meeting was held.

     2.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place upon the call of a majority of directors, the Chief Executive Officer or the Chief Operating Officer.

     2.5 Notice of Board Meetings. No notice is required for regular meetings of the Board of Directors. Notice of special meetings of the Board of Directors, stating the date, time, and place thereof, shall be given in a manner described in Section 3.3 at least two (2) days prior to the date of the meeting. The purpose of the meeting need not be given in the notice.

     2.6 Waiver of Notice. A director may waive notice of a special meeting of the Board of Directors either before or after the meeting, and such waiver shall be deemed to be the equivalent of giving notice. The waiver must be in given in accordance with the requirements of written or electronic notice in
Section 3.3. Attendance or participation of a director at a meeting shall constitute waiver of notice of that meeting unless said director attends or participates for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

     2.7 Quorum of Directors. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. When a quorum is present at any meeting, a majority of the members present shall decide any question brought before such meeting, except as otherwise provided by the Articles of Incorporation or by these Bylaws.

     2.8 Adjournment. A majority of the directors present, even if less than a quorum, may adjourn a meeting and continue it to a later time. Notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement, shall not be necessary. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

     2.9 Resignation and Removal of Directors.   Any director of the
Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman, the President, or the Secretary of the Corporation. Any such resignation is effective when the notice is delivered, unless the notice specifies a later effective date.
At a meeting of shareholders called for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     2.10 Vacancies. Unless otherwise provided by the applicable law, in case of any vacancy in the Board of Directors, including a vacancy resulting from an increase in the number of directors, the remaining directors, whether constituting a quorum or not, may fill the vacancy.

     2.11 Compensation. The Board of Directors shall have the sole authority to fix the amount of compensation of directors unless or until a special committee is organized for the purpose of determining compensation for directors, at which time the special committee will have sole authority to fix the amount of compensation of directors.

     2.12 Committees. The Board of Directors, by resolution adopted by a majority of the full Board, may designate one or more committees, each of which:

     a. Shall have two (2) or more members which may or may not be officers of the company, members of the board of directors or shareholders of the company;

     b. Shall be governed by the same rules regarding meetings, action without meetings, notice, and waiver of notice, and quorum and voting requirements as applied to the Board; and

     c. To the extent provided in such resolution, shall have all the authority authorized by the written resolution, except, no such committee shall have the authority to:

          (1) Authorize or approve a distribution except according to a general formula or method prescribed by the Board;

          (2) Approve or propose to shareholders action which any applicable law requires to be approved by shareholders;

          (3) Fill vacancies on the Board or on any of its committees;

          (4) Amend the Articles of Incorporation;

          (5) Adopt, amend, or repeal the Bylaws;

          (6) Approve a plan of merger not requiring shareholder approval;
          or

          (7) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations on a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board.


                          ARTICLE III

             Special Measures Applying to Meetings
of Shareholders, the Board of Directors and Committees of the Board

     3.1 Action by Unanimous Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee of the Board may be accomplished without a meeting if the action is taken by all the members of the Board or all the members of the committee, as the case may be. The action must be evidenced by one or more consents describing the action to be taken, given by all directors or all members of the committee, as the case may be, to the Corporation for inclusion in the minutes in a manner equivalent to written or electronic notice under Section 3.3. Directors' consents may be given either before or after the action taken.

     Action taken by unanimous consent is effective when the last director consents to the action, unless the consent specifies a later effective date.

     3.2 Use of Communications Equipment. Meetings of the shareholders, the Board of Directors and committees of the Board may be effectuated by means of a conference or internet telephone, or internet instant messaging or similar communications equipment by means of which all persons participating in the meeting can communicate with each other during the meeting. Participation by such means shall constitute presence in person at such meeting.

     3.3 Oral, Written and Electronic Notice. Oral notice may be communicated in person or by telephone, wire or wireless equipment that does not transmit a facsimile of the notice. Oral notice is deemed effective when communicated, if communicated in a comprehensible manner.

     Written notice may be transmitted by mail, e-mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire, or wireless equipment that transmits a facsimile of the notice and provides the transmitter with an electronically generated receipt. Written notice is effective at the earliest of the following: (a) when received; (b) five (5) days after its deposit in the U.S. mail if mailed with first-class postage, to the address as it appears on the current records of the Corporation; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Written notice to a shareholder is effective (a) when mailed, if mailed with first class postage prepaid; and (b) when dispatched, if prepaid, by air courier.

     Notices to directors and shareholders from the Corporation and from directors and shareholders to the Corporation may be provided in an electronic transmission which contains or is accompanied by information from which it can be reasonably verified that the transmission was authorized by the shareholder or by the shareholder's attorney-in-fact. Subject to contrary provisions in any applicable law, notice to shareholders or directors in an electronic transmission shall be effective only with respect to shareholders and directors that have consented, in the form of a record, to receive electronically transmitted notices and that have designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirements of applicable state and federal law. A shareholder or director who has consented to receipt of electronically transmitted notices may revoke this consent by delivering a revocation to the Corporation in the form of a record. The consent of any shareholder or director is revoked if (a) the Corporation is unable to electronically transmit two consecutive notices given by the Corporation in accordance with the consent, and (b) this inability becomes known to the Secretary, the transfer agent, or any other person responsible for giving the notice. The inadvertent failure by the Corporation to treat this inability as a revocation does not invalidate any meeting or other action.

                           ARTICLE IV

                            Officers

     4.1 Positions. The officers of the Corporation may consist of a Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, and may have one or more Vice Presidents (who may be designated as Corporate Vice Presidents, Senior Vice Presidents, Executive Vice Presidents or Group Vice Presidents), a Secretary and a Treasurer as appointed by the Board of Directors or the Chief Executive Officer. The Corporation may have such additional or assistant officers (sometimes referred to as "additional officers") as the Board of Directors, Chief Executive Officer or Chief Operating Officer may deem necessary for its business and may appoint from time to time. The Board of Directors shall also have the authority, but shall not be required, to designate officers as the Chief Financial Officer or similar such titles. Any two or more offices may be held by the same person.

     If a director/officer has not been designated as Chairman, or if the designated Chairman is not present at a meeting, the Board of Directors shall elect a Chairman from amongst its members to serve as Chairman of the Board of Directors for such meeting. The Chairman shall preside at all meetings of the Board of Directors, and shall have such other powers as the Board may determine.

     4.2 Appointment and Term of Office. The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board held after each annual meeting of the shareholders. If officers are not appointed at such meeting, such appointment shall occur as soon as possible thereafter, or at other times as may be required by circumstance, or may be left vacant. Each officer shall hold office until a successor shall have been appointed and qualified or until said officer's earlier death, resignation, or removal.

     4.3 Authority and Duties of the Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation, shall see that all orders, actions and resolutions of the Board of Directors are carried out, and shall have such other authority and shall perform such other duties as set forth in these Bylaws or, to the extent consistent with the Bylaws, such other authorities and duties as prescribed by the Board.

     4.4 Authority and Duties of Other Officers. Each officer other than the Chief Executive Officer shall have the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with the Bylaws, the duties prescribed by the Board of Directors, by the Chief Executive Officer, or by an officer authorized by the Board to prescribe the duties of such officer. Any designation of duties by the Chief Executive Officer or other officer shall be subject to review by the Board of Directors but shall be in full force and effect in the absence of such review.

     4.5 Compensation and Contract Rights. The Board of Directors shall have authority (a) to fix the compensation, whether in the form of salary, bonus, stock options or otherwise, of all officers and employees of the Corporation, either specifically or by formula applicable to particular classes of officers or employees, and (b) to authorize officers of the Corporation to fix the compensation of subordinate employees. The Board of Directors shall have authority to appoint a Compensation Committee and may delegate to such committee any or all of its authority relating to compensation. The appointment of an officer shall not of itself create contract rights.

     4.6 Resignation or Removal. Any officer of the Corporation may resign at any time by giving notice to the Board of Directors or the Corporation. Any such resignation is effective when the notice is given, unless the notice specifies a later date, and shall be without prejudice to the contract rights, if any, of such officer.

     The Board of Directors, by majority vote of the entire Board, may remove any officer or agent, with or without cause. An officer or assistant officer, if appointed by another officer, may also be removed by any officer authorized to appoint officers or assistant officers. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

     4.7 Vacancies. If any office becomes vacant by any reason, the directors may appoint a successor or successors who shall hold office for the unexpired term or leave such office vacant.

                           ARTICLE V

           Certificates of Shares and Their Transfer

     5.1 Issuance; Certificates of Shares. No shares of the Corporation shall be issued unless authorized by the Board of Directors. Such authorization shall include the maximum number of shares to be issued, the consideration to be received, and a statement that the Board of Directors deems the consideration to be adequate. Shares may but need not be represented by certificates. Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the applicable law or the law of a predecessor corporation and after the effective date of these Bylaws shall state:

     a. The name of the Corporation and that the Corporation is organized under the laws of the State of Utah;

     b. The name of the person to whom issued; and

     c. The number and class of shares and the designation of the series, if any, which such certificate represents.

     The certificate shall be signed by original or facsimile signature of two officers of the Corporation, or one officer of the Corporation if only one exists, and the seal of the Corporation may be affixed thereto.

     5.2 Rules and Regulations Concerning the Issue, Transfer and Registration of Shares. The Board of Directors shall have power and authority to make all such rules and regulations as the Board may deem proper or expedient concerning the issue, transfer and registration of shares of stock. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall authorize. The Board of Directors shall have power and authority to appoint from time to time one or more transfer agents and registrar of the shares of stock.

     5.3 Shares without Certificates. The Board of Directors may authorize the issue of some or all of the shares without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by the applicable law.

                           ARTICLE VI

                       Books and Records

     6.1 Books of Accounts, Minutes, and Share Register. Except as otherwise provided by law the Corporation:

     a. Shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the Corporation;

     b. Shall maintain appropriate accounting records;

     c. Or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and

     d. Shall keep a copy of the following records at its principal office:

          (1)The Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

          (2)The Bylaws or Restated Bylaws and all amendments to them currently in effect;

          (3)The minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years;

          (4) Its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

          (5) All communications to shareholders generally within the past three (3) years;

          (6) A list of the names and business addresses of its current directors and officers; and

          (7) Its most recent annual report.

     6.2 Copies of Resolutions. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the Secretary, an assistant secretary, or other officer authorized by the Board.


                          ARTICLE VII

                            Offices

     7.1 Registered Office. The registered office of the Corporation shall be established and maintained in the State of Utah, unless otherwise specified by the Board of Directors.

     7.2 Other Offices. The Corporation may have other offices, either within or outside the State of Utah, at such place or places the Board of Directors may require from time to time.

                          ARTICLE VIII

                           Amendments

     8.1 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal, or ineffective shall not affect or invalidate any other provision of these Bylaws.

     8.2 By the Board of Directors. These Bylaws, may not be altered, amended or repealed by the Board of Directors without the vote of more than 50% of the shareholders of the Corporation at any regular or Special Meeting of the stockholders as described in Article 1.1 and 1.2 herein.

     8.3 By the Shareholders. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted, only by the affirmative vote of the holders of at least 50% of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such a meeting.

                           ARTICLE IX

                        Indemnification

     9.1 Indemnification. The provisions of applicable law of Utah, as in effect from time to time, and any successor thereto, are hereby incorporated by reference in these Bylaws. Subject to the provisions of Section 4 of this
Article IX, the Corporation (a) shall indemnify its Directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Utah now or hereafter in force, including the advance of expenses under the procedures set forth in Section 3 hereof and to the full extent permitted by law and (b) may indemnify other employees and agents to such extent, if any, as shall be authorized by the Board of Directors and be permitted by law, and may advance expenses to employees and agents under the procedures set forth in Section 5 hereof. For purposes of this Article IX, the "advance of expenses" shall include the providing by the Corporation to a Director, officer, employee or agent who has been named a party to a proceeding, of legal representation by, or at the expense of, the Corporation.

     9.2 Request and Expenses. Any indemnification of an officer or Director or advance of expenses to an officer or Director in advance of the final disposition of any proceeding, shall be made promptly, and in any event within sixty (60) days, upon the written request of the Director or officer entitled to request indemnification. A request for advance of expenses shall contain the affirmation and undertaking described in Section 5 hereof and be delivered to the General Counsel of the Corporation or to the Chairman of the Board. The right of an officer or Director to indemnification and advance of expenses hereunder shall be enforceable by the officer or Director entitled to request indemnification in any court of competent jurisdiction, if (a) the Corporation denies such request, in whole or in part, or (b) no disposition thereof is made within sixty (60) days. The costs and expenses incurred by the officer or Director entitled to request indemnification in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall, subject to Section 4 hereof, also be indemnified by the Corporation. All rights of an officer or Director to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Corporation and each Director or officer of the Corporation who serves or served in such capacity at any time while this Article IX is in effect.

     9.3 Exceptions for Misconduct. Anything in this Article IX to the contrary notwithstanding except in circumstances where indemnification is required under the applicable laws of the State of Utah now or hereafter in force, no indemnification of a Director or officer may be made hereunder unless a determination has been made in accordance with the procedures set forth in any applicable law, as in effect from time to time and any successor thereto, that the officer or Director requesting indemnification has met the requisite standard of conduct. An officer or Director requesting indemnification shall have met the requisite standard of conduct unless it is established that: (a) the act or omission of the Director or officer was material to the matter giving rise to the proceeding, and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director or officer actually received an improper benefit in money, property or services; or (c) in the case of a criminal proceeding, the Director or officer had reasonable cause to believe the act or omission was unlawful.

     9.4 General Counsel. The Corporation may advance expenses, prior to the final disposition of any proceeding, to or on behalf of an employee or agent of the Corporation who is a party to a proceeding as to action while employed by or on behalf of the Corporation and who is neither an officer nor Director of the Corporation upon (a) the submission by the employee or agent to the General Counsel of the Corporation of a written affirmation that it is such employee's or agent's good faith belief that such employee or agent has met the standard of conduct as set forth in Section 4 hereof and an undertaking by such employee or agent to reimburse the Corporation for the advance of expenses by the Corporation to or on behalf of such employee or agent if it shall ultimately be determined that the standard of conduct has not been met and (b) the determination by the General Counsel, in his discretion, that advance of expenses to the employee or agent is appropriate in light of all of the circumstances, subject to such additional conditions and restrictions not inconsistent with this Article IX as the General Counsel shall impose.

     9.5 Other Considerations. The indemnification and advance of expenses provided by this Article IX (a) shall not be deemed exclusive of any other rights to which a person requesting indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested Directors or other provision that is not contrary to law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, (b) shall continue in respect of all events occurring while a person was a Director, officer, employee or agent of the Corporation, and (c) shall inure to the benefit of the estate, heirs, executors and administrators of such person.

     9.6 Amendments to Indemnification. This Article IX shall be effective from and after the date of its adoption and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Subject to Article VIII of these Bylaws nothing herein shall prevent the amendment of this
Article IX, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before the adoption of such amendment or as to claims made after such adoption in respect of events occurring before such adoption.

     9.7 Provisions. The Board of Directors may take such action as is necessary to carry out the indemnification provisions of this Article IX and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law and by these Bylaws.



Anticline Uranium Inc.
Adopted 2004